Exhibit 1.1

Hungary
Debt Securities
Underwriting Agreement

September 17, 2013

To the Representatives of
the Several Underwriters
named in the respective Pricing
Agreements hereinafter described.

Dear Sirs:

From time to time Hungary proposes to enter into one or more Pricing Agreements in the form of Annex I hereto, with such additions and deletions as the parties thereto may determine, and, subject to the terms and conditions stated herein and therein, to issue and sell to the firms named in Schedule I to the applicable Pricing Agreement (such firms constituting the “Underwriters’’ with respect to such Pricing Agreement and the securities specified therein) certain of its debt securities (the “Securities’’) specified in Schedule II to such Pricing Agreement (with respect to such Pricing Agreement, the “Designated Securities’’).

The terms and rights of any particular issuance of Designated Securities shall be as specified in the Pricing Agreement relating thereto and in or pursuant to the Fiscal Agency Agreement, dated as of September 17, 2013 (the “Fiscal Agency Agreement’’), between Hungary and Citibank, N.A., as fiscal agent (the “Fiscal Agent’’) and paying agent.

The terms which follow, when used in this Agreement, shall have the meanings indicated:

“External Indebtedness” means any obligation in respect of existing or future Indebtedness denominated or payable, or at the option of the holder thereof payable, in a currency other than the lawful currency of Hungary.  If at any time the lawful currency of Hungary becomes the Euro, then External Indebtedness shall also include Indebtedness expressed in or payable or optionally payable in Euro, if (i) such Indebtedness was issued after the date on which the Euro became the lawful currency of Hungary and (ii) more than 50% of the aggregate principal amount of such Indebtedness was initially placed outside Hungary.

“Indebtedness” means any indebtedness of any Person (whether incurred as principal or surety) for money borrowed.

“Person” means any individual, company, corporation, firm, partnership, joint venture, association, organization, state or agency of a state or other entity, whether or not having separate legal personality.

“Public External Indebtedness” means External Indebtedness which: (i) is in the form of, or represented by, bonds, notes or other similar securities; and (ii) is, or may be, quoted, listed or ordinarily purchased and sold on any stock exchange, automated trading system or over-the-counter or other securities market.

1.                                      Pricing Agreement. Particular sales of Designated Securities may be made from time to time to the Underwriters of such securities, for whom the firms designated as representatives of the Underwriters of such securities in the Pricing Agreement relating thereto will act as representatives (the “Representatives’’).  The term “Representatives’’ also refers to a single firm acting as sole representative of the Underwriters and to Underwriters who act without any firm being designated as their representative.  This Underwriting Agreement shall not be construed as an obligation of Hungary to sell any of the Securities or as an obligation of any of the Underwriters to purchase the Securities.  The obligation of Hungary to issue and sell any of the Securities and the obligation of any of the Underwriters to purchase any of the Securities shall be evidenced by the Pricing Agreement with respect to the Designated Securities specified therein.  Each Pricing Agreement shall specify the aggregate principal amount of such Designated Securities, the initial public offering price of such Designated Securities, the purchase price to the Underwriters of such Designated Securities, the names of the Underwriters of such Designated Securities, the names of the Representatives of such Underwriters and the principal amount of such Designated Securities to be purchased by each Underwriter and shall set forth the date, time and manner of delivery of such Designated Securities and payment therefor.  The Pricing Agreement shall also specify (to the extent not set forth in the Fiscal Agency Agreement and the registration statement and prospectus with respect thereto) the terms of such Designated Securities.  A Pricing Agreement shall be in the form of an executed writing (which may be in counterparts), and may be evidenced by an exchange of telegraphic communications or any other rapid transmission device designed to produce a written record of communications transmitted.  The obligations of the Underwriters under this Agreement and each Pricing Agreement shall be several and not joint.

2.                                      Representations and Warranties of Hungary. Hungary represents and warrants to, and agrees with, each of the Underwriters that:

(a)                                 Hungary meets the requirements for use of Schedule B under the Securities Act of 1933, as amended (the “Act’’) and is a “seasoned foreign government” within the meaning of Release no. 33-6424 under the Act related to delayed offerings by foreign governments or political subdivisions thereunder. A registration statement in respect of the Securities has been filed (file number 333-        ) with the Securities and Exchange Commission (the “Commission’’); such registration statement and any post-effective amendment thereto, each in the form heretofore delivered or to be delivered to the Representatives and, excluding exhibits to such registration statement, but including all documents incorporated by reference in the prospectus contained therein, to the Representatives for each of the other Underwriters, have been declared effective by the Commission in such form; and no stop order suspending the effectiveness of such registration statement has been issued and no proceeding for that purpose has been initiated or threatened by the Commission; any preliminary prospectus supplement to the Base Prospectus (defined below) which is used prior to the filing of the Final Prospectus (defined below), together with the Base Prospectus included in such registration statement or filed with the Commission pursuant to Rule 424 of the rules and regulations of the Commission under the Act shall hereinafter be called a “Preliminary Prospectus’’); the various parts of such registration statement, including all exhibits thereto and the documents incorporated by reference in the prospectus contained in the registration statement at the time such part of the registration statement becomes effective, each as amended at the time such part of the registration statement becomes effective, being hereinafter called the “Registration Statement’’; the prospectus relating to the Securities, in the form in which it has most recently been filed, or transmitted for filing, with the Commission on or prior to the date of this Agreement, being hereinafter called the “Base Prospectus’’; the prospectus supplement relating to the Designated Securities that was first filed pursuant to Rule 424(b) after the Execution Time, together with the Base Prospectus, being hereinafter called the “Final Prospectus;” any reference herein to any Registration Statement, Preliminary Prospectus, Final Prospectus or Base Prospectus shall be deemed to refer to and include the documents incorporated by reference therein, as of the date of such Preliminary Prospectus, Final Prospectus or Base Prospectus, as the case may be; any reference to any amendment or supplement to any Preliminary Prospectus, Final Prospectus or Base Prospectus shall be deemed to refer to and include any documents filed after the date of such Preliminary Prospectus, Final Prospectus or Base Prospectus, as the case may be, under the Securities Exchange Act of 1934, as amended (the “Exchange Act’’), and incorporated by reference in such Preliminary Prospectus, Final Prospectus or Base Prospectus, as the case may be; any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report of Hungary on Form 18-K (including any amendments thereto on Form 18-K/A) filed after the effective date of the Registration Statement that is incorporated by reference in the Registration Statement; and any reference to Preliminary Prospectus, Final Prospectus or Base Prospectus as amended or supplemented shall be deemed to refer to the Preliminary Prospectus, Final Prospectus or Base Prospectus as amended or supplemented in relation to the applicable Designated Securities in the form in which it is filed with the Commission pursuant to Rule 424(b) under the Act in accordance with Section 5(a) hereof, including any documents incorporated by reference therein as of the date of such filing;

(b)                                 (x) The (i) Base Prospectus, as amended and supplemented to the Applicable Time (as defined below), (ii) the Preliminary Prospectus, if any, used most recently prior to the Applicable Time (as defined below), (iii) the Issuer Free Writing Prospectuses (as hereinafter defined in Section 2(f)), if any, listed on Schedule III to the applicable Pricing Agreement and (iv) any other “free writing prospectus’’ (as defined by Rule 405 under the Act) that the parties hereto shall expressly agree in writing to treat as part of the Disclosure Package (collectively, the “Disclosure Package’’) and (y) each electronic roadshow or other supplemental issuer information listed on Schedule IV to the applicable Pricing Agreement (the “Supplemental Issuer Information”) when taken together as a whole with the Disclosure Package as of the Applicable Time (as defined below), do not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, provided, however, that subject to Section 8(b), this representation and warranty shall not apply to statements or omissions made in the Disclosure Package in reliance upon and in conformity with information furnished in writing to Hungary by or on behalf of any Underwriter of Designated Securities through the Representatives expressly for use therein; and each Issuer Free Writing Prospectus listed on Schedule III to such Pricing Agreement (if any) does not conflict with the information contained in the Registration Statement or the Disclosure Package at the Applicable Time; for the purposes of this Agreement, the “Applicable Time’’ shall mean the date and time specified in the applicable Pricing Agreement;

(c)                                  Any documents filed with the Commission and incorporated by reference in the Preliminary Prospectus, Final Prospectus or Base Prospectus or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, conforms or will conform in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and do not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statement or omissions made in reliance upon and in conformity with information furnished in writing to Hungary by or on behalf of an Underwriter of Designated Securities through the Representatives expressly for use in the Preliminary Prospectus, Final Prospectus or Base Prospectus as amended or supplemented relating to such Designated Securities;

(d)                                 The Registration Statement and the Preliminary Prospectus conform, and any further amendments or supplements to the Registration Statement or the Final Prospectus will conform, in all material respects, to the requirements of the Act and the rules and regulations of the Commission thereunder; the Registration Statement does not, and any further amendments or supplements to the Registration Statement will not, as of the applicable effective date and as of the Time of Delivery (as defined in 4 below), contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; the Final Prospectus does not, and any amendment or supplement to the Final Prospectus will not, as of the date thereof and as of the Time of Delivery (as defined in 4 below), contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties contained in this Section 2(d) shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to Hungary by an Underwriter of Designated Securities through the Representatives expressly for use in the Preliminary Prospectus, Final Prospectus or Base Prospectus as amended or supplemented relating to such Securities; “Execution Time” shall mean the date that this Agreement is executed and delivered by the parties hereto;

(e)                                  Since the respective dates as of which information is given in the Registration Statement and the Preliminary Prospectus, Final Prospectus and Base Prospectus , there has not been any material adverse change, or any development involving a prospective material adverse change, in or affecting the affairs or financial condition of Hungary, otherwise than as set forth in or contemplated by the Disclosure Package and the Final Prospectus (exclusive of any amendment or supplement thereto);

(f)                                   No order preventing or suspending the use of any Preliminary Prospectus or any “issuer free writing prospectus’’ as defined in Rule 433 under the Act relating to the Securities (an “Issuer Free Writing Prospectus’’) has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to Hungary by or on behalf of any Underwriter of Designated Securities through the Representatives expressly for use therein;

(g)                                  (i) At the time of filing the Registration Statement, (ii) at the time of filing the most recent post-effective amendment thereto, (iii) at the earliest time that Hungary or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Act) and (iv) as of the date hereof, Hungary was not and is not an “ineligible issuer’’ (as defined in Rule 405 under the Act), without taking into account any determination by the Commission pursuant to Rule 405 that it is not necessary that Hungary be considered an “ineligible issuer’’;

(h)                                 The Designated Securities have been duly authorized, and, when Designated Securities are issued and delivered pursuant to this Agreement and the Pricing Agreement with respect to such Designated Securities, such Designated Securities will have been duly executed, authenticated, issued and delivered and will constitute valid and legally binding direct, general and unconditional obligations of Hungary enforceable in accordance with their terms and entitled to the benefits provided by the Fiscal Agency Agreement, subject, as to enforcement, to legal and equitable limitations relating to or affecting enforceability applicable generally to obligations of sovereigns; the Fiscal Agency Agreement has been duly authorized and, at the Time of Delivery (as defined in 4 below) for such Designated Securities, the Fiscal Agency Agreement will constitute a valid and legally binding, direct and unconditional obligation of Hungary, enforceable in accordance with its terms, subject, as to enforcement, to legal and equitable limitations relating to or affecting enforceability applicable generally to obligations of sovereigns; and the Fiscal Agency Agreement conforms, and the Designated Securities will conform, to the descriptions thereof contained in the Preliminary Prospectus and the Final Prospectus as amended or supplemented with respect to such Designated Securities;

(i)                                     All authorizations, approvals or consents of any court, ministry, government department, branch of government, or regulatory body required by Hungary for the execution and delivery of this Agreement and any Pricing Agreement and the Fiscal Agency Agreement and the offer, execution, issue, sale and delivery of the Designated Securities and the performance of the terms of the Designated Securities, this Agreement and any Pricing Agreement and the Fiscal Agency Agreement have been obtained or (as to any Pricing Agreement) will be obtained prior to the execution and delivery of such Pricing Agreement and are or will be in full force and effect;

(j)                                    Other than as set forth or contemplated in the Registration Statement, Preliminary Prospectus, Final Prospectus or Base Prospectus, there are no legal or governmental proceedings pending to which Hungary is a party or of which any of its properties is the subject which, if determined adversely to Hungary, would individually or in the aggregate have a material adverse effect on the transactions herein contemplated or on Hungary’s ability to perform its obligations under the Securities, this Agreement or any Pricing Agreement or the Fiscal Agency Agreement; and, to the best of Hungary’s knowledge, no such proceedings are threatened or contemplated;

(k)                                 Other than as set forth or contemplated in the Registration Statement, Preliminary Prospectus, Final Prospectus or Base Prospectus, Hungary is not in default under the provisions of any agreement or instrument evidencing or relating to any outstanding Public External Indebtedness, any credit agreement or utilization with the International Monetary Fund or any credit agreement or loan agreement with the European Union and neither the execution and delivery of the Fiscal Agency Agreement, the Securities, this Agreement or any Pricing Agreement, nor the consummation of the transactions therein or herein contemplated, nor compliance with the terms and provisions of the Fiscal Agency Agreement, the Securities, this Agreement or any Pricing Agreement, including performance of each of the obligations contained in the Securities (i) will conflict with, violate or result in a breach of any of the Fundamental Law of Hungary or any law or administrative regulation of or applicable to Hungary, or (ii) will conflict with, violate or result in a breach of any of the terms, conditions or provisions of any treaty, convention, material agreement or material debt instrument to which Hungary is a party or of which Hungary is bound or constitute a default thereunder.

(l)                                     The full faith and credit of Hungary has been pledged for the due and punctual payment of the Securities and for the due and timely performance of the obligations of Hungary with respect thereto; and the Securities will rank at least equally in right of payment with all other unsecured and unsubordinated payment obligations of Hungary outstanding at the date of issue of the Securities or issued thereafter, except for such obligations as may be preferred by mandatory provisions of applicable law;

(m)                             Under the laws of Hungary in force as at the Time of Delivery, other than as set forth in the Disclosure Package and the Final Prospectus, there is no tax, levy, deduction, charge or withholding imposed by Hungary or any political subdivision thereof either (i) on or by virtue of the execution, delivery or enforcement of the Securities, this Agreement or the respective Pricing Agreement or the Fiscal Agency Agreement or (ii) on any payment to be made by Hungary hereunder, under the respective Pricing Agreement, under the Fiscal Agency Agreement or under the Designated Securities;

(n)                                 This Agreement has been duly authorized, executed and delivered by Hungary; this Agreement is, and the Fiscal Agency Agreement, the Securities and any Pricing Agreement will be upon the due execution, authentication, issue and delivery thereof, as the case may be, and payment therefor by the Underwriters, enforceable against Hungary according to its terms;

(o)                                 Hungary is a member of the International Monetary Fund and the International Bank for Reconstruction and Development;

(p)                                 Hungary is not a party to any agreement with the United States relating in any way to the immunity of Hungary from jurisdiction of courts, suit, execution upon a judgment, attachment prior to judgment or in aid of execution upon a judgment or any other legal process other than in respect of premises, properties or assets set forth in Section 17;

(q)                                 It is not necessary in order to ensure the enforceability or admissibility in evidence of this Agreement, the Fiscal Agency Agreement, the Securities or any Pricing Agreement that this Agreement, the Fiscal Agency Agreement, the Securities or any Pricing Agreement or any other document be filed or recorded in Hungary or that any Hungarian tax be paid on or in respect of the execution of this Agreement, the Fiscal Agency Agreement or any Pricing Agreement or for the issuance of the Securities; and

(r)                                    Hungary is not currently subject to any sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and Hungary will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

3.                                      Purchase and Sale. Upon the execution of the Pricing Agreement applicable to any Designated Securities and authorization by the Representatives of the release of such Designated Securities, the several Underwriters shall purchase from Hungary and offer for sale such Designated Securities upon the terms and conditions set forth in the Preliminary Prospectus, Final Prospectus or Base Prospectus  as amended or supplemented.  Each Underwriter with respect to any Designated Securities severally represents and warrants to, and agrees with, Hungary to the effect of the provisions, if any, set forth under “Selling restrictions’’ in the Pricing Agreement with respect to such Designated Securities.

4.                                      Delivery and Payment. Designated Securities to be purchased by each Underwriter pursuant to the Pricing Agreement relating thereto, either in definitive global or in definitive certificated form, and in such authorized denominations and registered in such names as the Representatives may request upon at least forty-eight hours’ prior notice to Hungary, shall be delivered by or on behalf of Hungary to the Representatives for the account of such Underwriter, against payment by such Underwriter or on its behalf of the purchase price therefor by certified or official bank check or checks, or by wire transfer (or in such other manner as may be specified in the applicable Pricing Agreement) payable to the order of Hungary in the funds specified in such Pricing Agreement, all at the place and time and date specified in such Pricing Agreement or at such other place and time and date as the Representatives and Hungary may agree upon in writing, such time and date being herein called the “Time of Delivery’’ for such Securities.

5.                                      Agreements. Hungary agrees with each of the Underwriters of any Designated Securities:

(a)                                 To prepare the Preliminary Prospectus, Final Prospectus or Base Prospectus  as amended and supplemented in relation to the applicable Designated Securities in a form approved by the Representatives and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission’s close of business on the second business day following the execution and delivery of the Pricing Agreement relating to the applicable Designated Securities or, if applicable, such earlier time as may be required by Rule 424(b); to make no further amendment or any supplement to the Registration Statement or Prospectus as amended or supplemented after the date of the Pricing Agreement relating to such Securities and prior to the Time of Delivery for such Securities, unless the Representatives for such Securities have been given reasonable notice of the proposed amendment or supplement and have consented, such consent not to be unreasonably withheld, or unless Hungary is otherwise advised by its U.S. counsel that such filing is required under the Act in which case Hungary will promptly notify the Representatives after such filing; to advise the Representatives promptly of any such amendment or supplement after such Time of Delivery and furnish the Representatives with copies thereof; for so long as the delivery of a prospectus is required in connection with the offering or sale of such Securities, and during such same period to advise the Representatives, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Base Prospectus or any amended Base

Prospectus has been filed with the Commission, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any prospectus relating to the Securities, of the suspension of the qualification of such Securities for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or Prospectus or for additional information; and, in the event of the issuance of any such stop order or of any such order preventing or suspending the use of any prospectus relating to the Securities or suspending any such qualification, to use promptly its best efforts to obtain its withdrawal;

(b)                                 Promptly from time to time to take such action as the Representatives may reasonably request to qualify the applicable Designated Securities for offering and sale under the securities laws of such jurisdictions as the Representatives may reasonably request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of such Designated Securities, provided that in connection therewith Hungary shall not be required to qualify as a foreign corporation or similar entity or to file a general or unlimited consent to service of process in any jurisdiction or to take any action which would subject it to general or unlimited service of process or to taxation in any jurisdiction;

(c)                                  To (i) not make any offer relating to the applicable Designated Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus’’ (as defined in Rule 405 under the Act) required to be filed by Hungary with the Commission under Rule 433 under the Act unless the Representatives approve its use in writing prior to first use (each, a “Permitted Free Writing Prospectus’’); provided that the prior written consent of the Representatives hereto shall be deemed to have been given in respect of the Issuer Free Writing Prospectus(es) listed on Schedule III to the applicable Pricing Agreement, (ii) treat each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus, (iii) comply with the requirements of Rules 164 and 433 under the Act applicable to any Issuer Free Writing Prospectus, including the requirements relating to concurrent or prior delivery of a prospectus, timely filing with the Commission, legending and record keeping and (iv) not take any action that would result in an Underwriter or the Issuer being required to file with the Commission pursuant to Rule 433(d) under the Act a free writing prospectus prepared by or on behalf of such Underwriter that the Underwriter otherwise would not have been required to file thereunder;

(d)                                 To file the applicable Pricing Agreement, the form of which is attached as Annex I hereto, as an Issuer Free Writing Prospectus pursuant to Rule 433 under the Act prior to 5:30 p.m. (New York time) two business days after the execution of any such Pricing Agreement;

(e)                                  If the Disclosure Package is being used to solicit offers to buy the Designated Securities at a time when the Preliminary Prospectus is not yet available to prospective purchasers and any event shall occur as a result of which, in the opinion of internal or external counsel to the Underwriters or Hungary, it becomes necessary to amend or supplement the Disclosure Package in order to make the statements therein, in the light of the circumstances, not misleading, or to make the statements therein not conflict with the information contained in the Registration Statement then on file, or if it is necessary at any time to amend or supplement the Disclosure Package to comply with the Act, the Exchange Act or the rules and regulations of the

Commission, to promptly either (i) prepare and file with the Commission (if required) and furnish to the Underwriters an appropriate amendment or supplement to the Disclosure Package or (ii) prepare and file with the Commission an appropriate filing under the Exchange Act which shall be incorporated by reference in the Disclosure Package so that in the case of either (i) or (ii) above the Disclosure Package as so amended or supplemented will not, in the light of the circumstances, be misleading or conflict with the Registration Statement then on file, or so that the Disclosure Package will comply with the Act, the Exchange Act and/or the rules and regulations of the Commission;

(f)                                   To furnish the Underwriters with copies of the Preliminary Prospectus, Final Prospectus or Base Prospectus as amended or supplemented in such quantities as the Representatives may from time to time reasonably request, and, if the delivery of a prospectus is required at any time in connection with the offering or sale of the Securities and if at such time any event shall have occurred as a result of which the Preliminary Prospectus, Final Prospectus or Base Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Preliminary Prospectus, Final Prospectus or Base Prospectus  or to file under the Exchange Act any document incorporated by reference in the Preliminary Prospectus, Final Prospectus or Base Prospectus  in order to comply with the Act or the Exchange Act, to notify the Representatives and upon their request to file such document and to prepare and furnish without charge to each Underwriter and to any dealer in securities as many copies as the Representatives may from time to time reasonably request of an amended Prospectus or a supplement to the Preliminary Prospectus, Final Prospectus or Base Prospectus  which will correct such statement or omission or effect such compliance;

(g)                                  To make generally available to its security holders in the United States and to the Representatives as soon as practicable, a statement in the English language of revenues and expenditures of Hungary (which need not be audited) covering the first full fiscal year of Hungary commencing after the date hereof that will satisfy Section 11(a) of the Act and the rules and regulations of the Commission thereunder;

(h)                                 During the period beginning from the date of the Pricing Agreement for such Designated Securities and continuing to the date one week following Time of Delivery, Hungary shall not announce the offering of, offer or sell any U.S. dollar-denominated Public External Indebtedness with a maturity of one year or more, without the prior written consent of the Representatives;

(i)                                     So long as any Securities are outstanding, to furnish to the Representatives, upon request, as soon as practicable after the determination thereof, copies of all reports and financial statements (in each case which need not be audited) filed with the Commission or any securities exchange on which Designated Securities are listed; and

(j)                                    To apply for listing of the Designated Securities on each securities exchange, if any, listed in the Pricing Agreement with respect to such Designated Securities, and to use its reasonable best efforts to cause each such listing to be approved and, if required in connection with any such listing, to register such Designated Securities under the Exchange Act as soon as practicable after the applicable Time of Delivery.

6.                                      Expenses. Hungary covenants and agrees with the several Underwriters that Hungary will pay or cause to be paid the following:  (i) the fees, disbursements and expenses of counsel to Hungary in connection with the registration of the Securities under the Act and all other expenses in connection with the preparation, printing and filing of the Registration Statement, any Preliminary Prospectus, any Final Prospectus and the Base Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters; (ii) the cost of printing and/or producing this Agreement, any Pricing Agreement, the Fiscal Agency Agreement, the Securities, any Blue Sky Memorandum and any other documents in connection with the offering, purchase, sale and delivery of the Securities; (iii) all expenses in connection with the qualification of the Securities for offering and sale under State securities laws as provided in Section 5(b) hereof; (iv) any fees charged by securities rating services for rating the Securities; (v) the annual maintenance fees and expenses of the Fiscal Agent and any agent of the Fiscal Agent; and (vi) any fees and expenses in connection with the ongoing listing of the Securities. Except as provided in this Section, Section 8 and Section 11 hereof, the Underwriters will pay the following: (i) the fees and expenses of their counsel, including the fees and disbursements of their counsel in connection with such qualification and in connection with the Blue Sky survey, (ii) the transfer taxes on resale of any of the Securities by them, (iii) any advertising expenses connected with any offers they may make, (iv) the roadshow expenses of Hungary, (v) the stock exchange fees in connection with the Securities and (vi) the upfront fees of the Fiscal Agent, the paying agent and the listing agent.

7.                                      Conditions to the Obligations of the Underwriters. The obligations of the Underwriters of any Designated Securities under the Pricing Agreement relating to such Designated Securities shall be subject, in the discretion of the Representatives, to the condition that all representations and warranties and other statements of Hungary in or incorporated by reference in the Pricing Agreement relating to such Designated Securities are, at and as of the Time of Delivery for such Designated Securities, true and correct, the condition that Hungary shall have performed all of its obligations hereunder theretofore to be performed, and the following additional conditions:

(a)                                 The Preliminary Prospectus as amended or supplemented in relation to the applicable Designated Securities shall have been filed with the Commission pursuant to Rule 424(b) within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 5(a) hereof; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to the Representatives’ reasonable satisfaction;

(b)                                 Clifford Chance US LLP, U.S. counsel for the Underwriters, shall have furnished to the Representatives such opinion or opinions, dated the Time of Delivery for such Designated Securities, with respect to this Agreement and the Pricing Agreement, the Fiscal Agency Agreement, the Designated Securities, the Registration Statement, the Preliminary Prospectus, Final Prospectus or Base Prospectus  as amended or supplemented, the Disclosure Package and other related matters as the Representatives may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters; in giving such opinion, Clifford Chance US LLP may rely without independent investigation on the opinions delivered pursuant to paragraphs 7(c) and 7(e) below as to the matters governed by the laws of Hungary and such opinion shall be subject to any limitations and exceptions contained in the opinions delivered pursuant to paragraphs 7(c) and 7 (e).

(c)                                  Dr. Zsolt Szita Law Office, Hungarian counsel of the Government Debt Management Agency Pte Ltd. (the “Legal Advisor”), shall have furnished to the Representatives its written opinion, dated the Time of Delivery for such Designated Securities, in form and substance satisfactory to the Representatives, to the effect that:

(i)                                     the Designated Securities have been duly authorized in accordance with the laws of Hungary;

(ii)                                  all necessary action has been duly taken by or on behalf of Hungary to authorize the issuance and sale of the Designated Securities; the Designated Securities have been duly executed, issued and delivered in accordance with the laws of Hungary; the Designated Securities, when authenticated in accordance with the Fiscal Agency Agreement and delivered to and paid for by the Underwriters in accordance with the terms of this Agreement and the Pricing Agreement, will constitute valid and legally binding obligations of Hungary enforceable in accordance with their terms and entitled to the benefits of the Fiscal Agency Agreement; the Designated Securities rank at least equally in right of payment with all other unsecured and unsubordinated obligations of Hungary, except for such obligations as may be preferred by mandatory provisions of applicable law; Hungary will give no preference to one obligation over another on the basis of priority of issue date, or currency of payment; and the full faith and credit of Hungary has been pledged for the due and punctual payment of the principal of and interest on the Designated Securities and for the performance of the obligations of Hungary with respect thereto;

(iii)                               the obligations of Hungary under the Fiscal Agency Agreement, this Agreement, the Pricing Agreement and the Designated Securities are and will be direct, general and unconditional obligations of Hungary and are, under the laws of Hungary, subject to civil substantive law and to the relevant procedural and/or legal requirements relating to enforcement and recognition of foreign judgments;

(iv)                              Hungary has the power and authority required for the execution and delivery of the Fiscal Agency Agreement, this Agreement, the Pricing Agreement, the issuance of the Designated Securities and the performance by Hungary of its obligations thereunder and hereunder; and none of the execution or delivery by Hungary of this Agreement, the Fiscal Agency Agreement, the Pricing Agreement or the Designated Securities, the performance of its obligations hereunder or thereunder or the fulfillment by Hungary of the terms hereof or thereof requires, under the laws of Hungary, any publication, waiver, consent, filing, registration, authorization or approval;

(v)                                 the Fiscal Agency Agreement has been duly authorized, executed and delivered by Hungary in accordance with the laws of Hungary and is a valid and binding agreement of Hungary;

(vi)                              this Agreement has been duly authorized, executed and delivered by Hungary in accordance with the laws of Hungary;

(vii)                           the Pricing Agreement has been duly authorized, executed and delivered by Hungary in accordance with the laws of Hungary;

(viii)                        subject to the qualifications of Section 17 of this Agreement, the provisions of this Agreement, the Pricing Agreement and the Designated Securities wherein Hungary consents to the jurisdiction of certain courts in the United States and agrees not to assert the defense of immunity, on the grounds of sovereignty or otherwise, are valid and binding; final judgment against Hungary for the payment of money in any such suit, action or proceeding brought, in accordance with such provisions, in the Federal or state courts in New York, New York would be admissible in evidence against Hungary in the appropriate courts of Hungary to enforce such claim;

(ix)                              subject to the qualifications of Section 17 of this Agreement, under the laws of Hungary in effect as of the date of such opinion, Hungary would not be entitled to plead, or cause to be pleaded on its behalf, sovereign immunity from the jurisdiction of the courts of Hungary in respect of any action relating to the Designated Securities, this Agreement, the Pricing Agreement or the Fiscal Agency Agreement;

(x)                                 none of the execution or delivery by Hungary of this Agreement, the Fiscal Agency Agreement, the Pricing Agreement or the Designated Securities, the performance by Hungary of its obligations hereunder or thereunder, or the fulfillment by Hungary of the respective terms hereof or thereof, will violate any provision of the laws of Hungary or, to the best knowledge of the Legal Advisor, violate any order, rule or regulations of any court, regulatory body, or administrative body or other governmental body of Hungary;

(xi)                              none of the execution or delivery by Hungary of this Agreement, the Fiscal Agency Agreement, the Pricing Agreement or the Designated Securities, the performance by Hungary of its obligations hereunder or thereunder, or the fulfillment by Hungary of the respective terms hereof or thereof, will, to the best knowledge of the Legal Advisor, violate, or result in a breach of, the terms of, or cause a default under, any agreement or instrument evidencing or relating to any Public External Indebtedness, any credit agreement or utilization with the International Monetary Fund or any credit agreement or loan agreement with the European Union to which Hungary is a party or by which it is bound, and Hungary is not in default under the provisions of any such agreement or of any such instrument;

(xii)                           there is no action, suit, or proceeding pending or, to the best of the Legal Advisor’s knowledge, threatened against or affecting Hungary, before any court or administrative agency in Hungary, challenging the validity or enforceability of this Agreement, the Fiscal Agency Agreement, the Pricing Agreement or the Designated Securities or the transactions contemplated thereby, and, except as set forth in the Registration Statement, the Preliminary

Prospectus, the Final Prospectus or the Base Prospectus, there is no legal or governmental action, suit or proceeding pending or, to the best of Hungary’s knowledge, threatened, to which Hungary is or may be subject that, if determined adverse to Hungary, would have a material adverse effect on the affairs and financial condition of Hungary;

(xiii)                        The Registration Statement, the Preliminary Prospectus, and the Final Prospectus as amended or supplemented and any other documents incorporated by reference in the Base Prospectus as amended or supplemented and their filing with the Commission have been duly authorized by and on behalf of Hungary, and the Registration Statement has been duly executed by and on behalf of Hungary and, to the best knowledge of the Legal Advisor, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose are pending before or threatened by the Commission;

(xiv)                       Dr. Mihály Varga, Minister for National Economy, and other appropriate officials in Hungary have been apprised of the disclosure standards applicable to the offering under this Agreement and have reviewed the Preliminary Prospectus, Final Prospectus or Base Prospectus.  Based on such review, the results of which have been discussed with the Legal Advisor, although the Legal Advisor shall not have made an independent investigation or verification of the correctness and completeness of the information included in the Preliminary Prospectus, Final Prospectus or Base Prospectus, nothing has come to the Legal Advisor’s attention that would lead the Legal Advisor to believe that (except as to the financials contained therein as to which the Legal Advisor need not express any belief) (A) as of its effective date, the Registration Statement or any further amendment thereto made by Hungary prior to the applicable Time of Delivery contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (B) as of its date, the Preliminary Prospectus, Final Prospectus or Base Prospectus as amended or supplemented and any other documents incorporated by reference in the Preliminary Prospectus, Final Prospectus or Base Prospectus as amended or supplemented or any further amendment or supplement thereto made by Hungary prior to the applicable Time of Delivery contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in light of the circumstances in which they were made, not misleading; (C) as of the applicable Time of Delivery, either the Registration Statement or the Base Prospectus as amended or supplemented or any document incorporated by reference in the Preliminary Prospectus or Final Prospectus as amended or supplemented or any further amendment or supplement thereto made by Hungary prior to the applicable Time of Delivery contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in light of the circumstances in which they were made, not misleading; or (D) as of the Applicable Time, the Disclosure Package contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in light of the circumstances in which they were made, not misleading (such statement need not express any opinion or belief as to the financial data contained in the Registration Statement or the Base Prospectus as amended or supplemented or any other documents incorporated by reference in the Preliminary Prospectus or Final Prospectus as amended or supplemented);

(xv)                          the descriptions of the Designated Securities and the Fiscal Agency Agreement in the Registration Statement, as amended, and the Preliminary Prospectus, Final Prospectus or Base Prospectus fairly summarize the material provisions thereof, and the

Designated Securities conform to the description thereof in the Preliminary Prospectus, Final Prospectus and Base Prospectus;

(xvi)                       the information set forth in the Preliminary Prospectus, Final Prospectus and Base Prospectus under the captions “Taxation— Hungarian Taxation,” “Description of the Debt Securities—Governing Law” and “Enforcement of Judgments,” insofar as such statements relate to laws of Hungary and legal matters, documents or proceedings referred to therein, are accurate and fairly present the information called for with respect to such legal matters, documents and proceedings;

(xvii)                    All authorizations, approvals and consents of any court, ministry, government department, branch of government or other regulatory body required for Hungary for the execution and delivery of this Agreement and the Pricing Agreement with respect to the Designated Securities and the Fiscal Agency Agreement, and for the execution, issuance, sale and delivery of the Designated Securities hereunder and thereunder and the performance of the terms of the Designated Securities, this Agreement, the Pricing Agreement with respect to such Designated Securities and the Fiscal Agency Agreement have been obtained and are in full force and effect;

(xviii)                 The choice of New York law in this Agreement and the Pricing Agreement with respect to the Designated Securities, the Fiscal Agency Agreement and the Designated Securities is a valid choice of law under the laws of Hungary and, accordingly, would be recognized by the courts of Hungary if this Agreement or such Pricing Agreement, the Fiscal Agency Agreement or any of the Designated Securities or any contractual claim made thereunder is brought before any such court upon proof of the relevant provisions of New York law and provided that such provisions are not contrary to the public policy of Hungary; the irrevocable submission of Hungary pursuant to Section 17 hereof, Section 10 of the Fiscal Agency Agreement and the terms and conditions of the Securities to the jurisdiction of any State or Federal court in The City of New York and the waiver by Hungary of any objection to the venue of a proceeding in any such court are legal, valid and binding; the waiver by Hungary pursuant to Section 17 hereof, Section 10 of the Fiscal Agency Agreement and the terms and conditions of the Securities of any immunity to jurisdiction to which it may otherwise be entitled (including sovereign immunity) or to any right to which it may be entitled, is legal, valid and binding; service of process effected in the manner set forth in Section 17 hereof, Section 10 of the Fiscal Agency Agreement and the terms and conditions of the Securities, assuming its validity under New York law, will be effective, insofar as Hungarian law is concerned, to confer valid personal jurisdiction over Hungary; any judgment obtained in a New York State or Federal court sitting in The City of New York arising out of or in relation to the obligations of Hungary under this Agreement or the Pricing Agreement with respect to the Designated Securities would be recognized and enforced by the courts of Hungary, unless (i) such judgment is contrary to public policy in Hungary; (ii) the losing party or his authorized representative did not participate in the proceedings because it had no proper or timely notice of the proceedings; (iii) the proceedings in which the judgment was made seriously breached general principles of Hungarian procedural rules; (iv) proceedings between the same parties involving the same dispute were commenced in Hungary before they were connected in the foreign court; or (v) Hungarian courts have already determined the matter (“res judicata”).

(xix)                       Under the laws of Hungary in force and effect as at the Time of Delivery, other than as set forth in the Disclosure Package and the Final Prospectus, there is no tax, levy, deduction, charge or withholding imposed by Hungary or any political subdivision thereof either (A) on or by virtue of the execution, delivery or enforcement of the Designated Securities, this Agreement, the Pricing Agreement with respect to the Designated Securities or the Fiscal Agency Agreement or (B) on any payment to be made by Hungary hereunder or under the Designated Securities; and

(xx)                          This Agreement, the Pricing Agreement with respect to the Designated Securities, the Fiscal Agency Agreement and the Designated Securities (following translation of the same into the Hungarian language) are in proper legal form under the laws of Hungary for the enforcement thereof against Hungary under the laws of Hungary.

In rendering such opinion, the Legal Advisor may rely without independent investigation on the opinion rendered pursuant to paragraph (d) below as to matters of New York and United States federal law, and such opinion shall be subject to any limitations and exceptions contained in the opinion so relied upon.  References to the Preliminary Prospectus, Final Prospectus and Base Prospectus  in this paragraph (c) include any supplements thereto at the Time of Delivery.

(d)                                 The Underwriters shall have received on and as of the Time of Delivery an opinion, satisfactory to the Representatives, of Linklaters LLP, special United States counsel to Hungary, to the effect that:

(i)                                     When issued, delivered and paid for by the Underwriters pursuant to this Agreement and the Pricing Agreement and authenticated by the Fiscal Agent pursuant to the Fiscal Agency Agreement, the Designated Securities will have been duly executed, issued and delivered and will constitute valid and binding obligations of Hungary entitled to the benefits provided by the Fiscal Agency Agreement;

(ii)                                  the statements in the Registration Statement, the Preliminary Prospectus and the Preliminary Prospectus, Final Prospectus and Base Prospectus  under the caption “Description of the Debt Securities” and “Description of the Notes”, insofar as they purport to describe certain provisions of the Designated Securities and certain provisions of the Fiscal Agency Agreement, provide a fair summary of such provisions;

(iii)                               the statements in the Registration Statement and the Preliminary Prospectus, Final Prospectus and Base Prospectus  under the caption “Taxation—United States Federal Income Tax Considerations,” insofar as they purport to constitute a summary of United States federal income tax law and legal conclusions with respect thereto, are accurate in all material respects;

(iv)                              the Fiscal Agency Agreement, the Pricing Agreement and this Agreement have been duly executed and delivered by Hungary;

(v)                                 Hungary has validly submitted, under the laws of the State of New York and the Federal laws of the United States, to the jurisdiction of the State and Federal courts in New York, New York, in any suit, action or proceeding for the enforcement of this Agreement, the Pricing Agreement, the Fiscal Agency Agreement or the Designated Securities;

(vi)                              the agreement of Hungary contained in this Agreement, the Pricing Agreement, the Designated Securities and the Fiscal Agency Agreement that the laws of the State of New York shall govern this Agreement, the Fiscal Agency Agreement and the offered Securities will be (upon due execution, issue and delivery thereof) binding on Hungary, except as described in the Preliminary Prospectus, Final Prospectus and Base Prospectus  under “Enforcement of Judgments;”

(vii)                           the Designated Securities are exempt from the provisions of the Trust Indenture Act of 1939, as amended, under Section 304(a) (6) of said Trust Indenture Act, and no indenture in respect of the Designated Securities need be qualified under said Trust Indenture Act;

(viii)                        the Registration Statement has become effective under the Act as of the date and time specified in such opinion, and, in so far as such counsel is aware, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose are pending before or threatened by the Commission; and

(ix)                              such counsel is of the opinion that the Registration Statement and the Preliminary Prospectus, Final Prospectus and Base Prospectus and any amendments and supplements thereto (other than financials included or omitted therefrom, as to which such counsel need express no opinion) comply as to form in all material respects with the requirements of the Act; and that nothing has to come to such counsels attention which causes such counsel to believe that (other than financial data included therein or omitted therefrom, as to which such counsel need express no belief) the Registration Statement and the prospectus included therein at the time the Registration Statement became effective contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that as of the date of such opinion, the Preliminary Prospectus, Final Prospectus and Base Prospectus, as amended or supplemented, if applicable, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

In giving such opinion, Linklaters LLP may (i) assume that the Fiscal Agency Agreement, the Pricing Agreement, the Designated Securities and this Agreement have been duly authorized, executed and delivered by the appropriate parties thereto and that each such party has adequate power and authority to enter therein, (ii) rely without independent investigation on the opinion delivered pursuant to paragraph (c) above as to matters governed by the laws of Hungary, and such opinion shall be subject to any limitations and exceptions contained in the opinion delivered pursuant to paragraph (c) above, (iii) rely as to material factual matters, to the extent such counsel deems proper, on certificates of responsible officials of Hungary and certificates or other written statements of officials having custody of documents relating to Hungary, and (iv) with respect to the matters covered in subparagraph (ix) above, counsel may state that their opinion and belief is based upon their participation in the preparation of the Registration Statement and the Preliminary Prospectus, Final Prospectus and Base Prospectus  and any amendment or supplement thereto but is without independent check or verification;

(e)                                  The Underwriters shall have received from Lakatos, Koves and Partners, special Hungarian counsel for the Underwriters, such opinion and letter, dated the Time of Delivery, with respect to the issuance and sale of the Designated Securities and the Fiscal Agency Agreement and such other related matters as the Representatives may reasonably require, and Hungary shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters;

(f)                                   Hungary shall have furnished to the Representatives a certificate in English, dated the Time of Delivery for the Designated Securities, of either the Minister for National Economy of Hungary, or other senior official of Hungary as authorized by the Minister for National Economy in writing, in which such official shall state that the signer of such certificate has carefully examined the Registration Statement and the Disclosure Package, the Final Prospectus, as amended or supplemented, and this Agreement and that: (i) the representations and warranties of Hungary in this Agreement are true and correct with the same effect as though such representations and warranties had been made at and as of such Time of Delivery, (ii) Hungary has complied with the Agreement and satisfied all conditions on its part to be performed or satisfied at or prior to such Time of Delivery, (iii) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been initiated or threatened by the Commission, (iv) no proceeding has been initiated or threatened to restrain or enjoin the issuance or delivery of the Designated Securities by Hungary or in any manner to question the laws, proceedings, directives, resolutions, approvals, consents or orders under which the Designated Securities have been issued or to question the validity of the Designated Securities have been instituted or, to Hungary’s best knowledge, threatened and none of said laws, proceedings, directives, resolutions, approvals, consents or orders have been repealed, revoked or rescinded in whole or in part, and (v) since the respective dates as of which information is given in the Registration Statement and the Disclosure Package, there has been no material adverse change, nor any development involving a prospective material adverse change, in or affecting the affairs and financial condition of Hungary, except as set forth in or contemplated by the Disclosure Package and the Final Prospectus (exclusive of any amendment or supplement thereto);

(g)                                  Hungary shall have furnished to the Representatives a certificate in English, dated the Time of Delivery for the Designated Securities, of either the Minister for National Economy of Hungary, or other senior official of Hungary as authorized by the Minister for National Economy in writing, in which such official shall state that, to the best of his knowledge after reasonable investigation on or after the date of the Pricing Agreement relating to the Designated Securities (i) no downgrading shall have occurred in the rating accorded Hungary’s debt securities by any “nationally recognized statistical rating organization,’’ as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Act and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of Hungary’s debt securities;

(h)                                 Hungary shall have furnished to the Representatives an incumbency certificate in English, dated the Time of Delivery for the Designated Securities, of either the Minister for National Economy of Hungary, or other senior official of Hungary as authorized by the Minister for National Economy in writing;

(i)                                     This Agreement and the Pricing Agreement shall be subject to termination in the absolute discretion of the Representatives, by notice given to Hungary prior to delivery of and payment for the Designated Securities, if at any time prior to such delivery and payment (i) trading in securities generally on the New York Stock Exchange shall have been suspended or limited or minimum prices shall have been established on such exchange, (ii) a banking moratorium shall have been declared either by Federal or New York State authorities or (iii) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war, or other calamity or crisis the effect of which on financial markets is such as to make it, in the sole judgment of the Representatives, after consultation with Hungary (to the extent practicable), impractical or inadvisable to proceed with the offering or delivery of the Designated Securities as contemplated by any Preliminary Prospectus or the Final Prospectus (exclusive of any amendment or supplement thereto);

(j)                                    Each securities exchange (if any) listed in such Pricing Agreement shall have approved such Designated Securities for listing; and

(k)                                 Hungary shall have furnished to the Representatives such further information, certificates and documents as they may reasonably request.

8.                                      Indemnification and Contribution.

(a)                                 Hungary agrees to indemnify and hold harmless each Underwriter, the directors, officers, employees and agents of each Underwriter and each person who controls any Underwriter within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or in any amendment thereof, or in the Base Prospectus, any Preliminary Prospectus, any Final Prospectus or any other preliminary prospectus supplement relating to the Securities, the Final Prospectus, any Issuer Free Writing Prospectus, any Supplemental Issuer Information or the information contained in the final term sheet required to be prepared and filed pursuant to the Pricing Agreement, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that Hungary will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to Hungary by or on behalf of any Underwriter through the Representatives specifically for inclusion therein.  This indemnity agreement will be in addition to any liability which Hungary may otherwise have.

(b)                                 Each Underwriter severally and not jointly agrees to indemnify and hold harmless Hungary, its officials and employees to the same extent as the foregoing indemnity from

Hungary to each Underwriter, but only with reference to written information relating to such Underwriter furnished to Hungary by or on behalf of such Underwriter through the Representatives specifically for inclusion in the documents referred to in the foregoing indemnity.  This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have.  Hungary acknowledges that the statements set forth in any Preliminary Prospectus and the Final Prospectus (i) in the last paragraph of the cover page regarding delivery of the Securities and (ii) under the heading “Underwriting,” (a) the list of Underwriters and their respective participation in the sale of the Designated Securities, (b) the sentences related to concessions and reallowances and (c) the paragraph related to stabilization, syndicate covering transactions and penalty bids constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in any Preliminary Prospectus, the Final Prospectus or any Issuer Free Writing Prospectus.

(c)                                  Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above.  The indemnifying party shall be entitled to appoint counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the indemnified party.  Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party.  It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm (in addition to local counsel) for all such indemnified parties and that such fees and expenses shall be reimbursed as they are incurred.  An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action)

unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding.

(d)                                 In the event that the indemnity provided in paragraph (a), (b) or (c) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, Hungary and the Underwriters severally agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending the same) (collectively “Losses”) to which Hungary and one or more of the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by Hungary on the one hand and by the Underwriters on the other from the offering of the Designated Securities; provided, however, that in no case shall any Underwriter (except as may be provided in any agreement among underwriters relating to the offering of the Designated Securities) be responsible for any amount in excess of the underwriting discount or commission applicable to the Securities purchased by such Underwriter hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, Hungary and the Underwriters severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of Hungary on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations.  Benefits received by Hungary shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by it, and benefits received by the Underwriters shall be deemed to be equal to the total underwriting discounts and commissions, in each case as set forth on the cover page of the Final Prospectus.  Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by Hungary on the one hand or the Underwriters on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission.  Hungary and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above.  Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  For purposes of this Section 8, each person who controls an Underwriter within the meaning of either the Act or the Exchange Act and each director, officer, employee and agent of an Underwriter shall have the same rights to contribution as such Underwriter and each official or employee of Hungary shall have the same rights to contribution as Hungary, subject in each case to the applicable terms and conditions of this paragraph (d).

9.                                      Default by any Underwriter. If any one or more Underwriters shall fail to purchase and pay for any of the Designated Securities agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase and pay shall constitute a default in the performance of its or their obligations under this Agreement or the Pricing Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the principal amount of Designated Securities set forth opposite their names in Schedule I to the applicable Pricing Agreement bears to the aggregate principal amount of Designated Securities set forth opposite the names of all the remaining Underwriters) the Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase;

provided, however, that in the event that the aggregate principal amount of Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate principal amount of Designated Securities set forth in Schedule I to the applicable pricing Agreement, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Designated Securities, and if such nondefaulting Underwriters do not purchase all the Designated Securities, this Agreement will terminate without liability to any nondefaulting Underwriter or Hungary.  In the event of a default by any Underwriter as set forth in this Section 9, the Time of Delivery shall be postponed for such period, not exceeding five business days, as the Representatives shall determine in order that the required changes in the Registration Statement and the Final Prospectus or in any other documents or arrangements may be effected.  Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to Hungary and any nondefaulting Underwriter for damages occasioned by its default hereunder.

10.                               Representations and Indemnities to Survive. The respective indemnities, agreements, representations, warranties and other statements of Hungary and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, Hungary, or any person on behalf of Hungary, and shall survive delivery of and payment for the Securities.

11.                               Reimbursement of Expenses. If the sale of the Designated Securities provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 7 hereof is not satisfied, (exclusive of Section 7(i) hereof or because of any refusal, inability or failure on the part of Hungary to perform any provision hereof), other by reason of a default by any of the Underwriters, except as otherwise agreed by Hungary and the Representatives in writing, Hungary will reimburse the Underwriters severally through the Representatives on demand and upon presentation of reasonably detailed underlying documentation for all reasonably incurred expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of such Designated Securities.

12.                               Free Writing Prospectuses.

Hungary and each Underwriter agree that the Underwriters may prepare and use one or more preliminary or final term sheets relating to the Securities containing customary information;

(i)                                     Hungary represents and agrees that it has not made and will not make any offer relating to the Designated Securities that would constitute an Issuer Free Writing Prospectus without the prior consent of the Representatives and that each Pricing Agreement will contain a complete list of any Issuer Free Writing Prospectuses for which Hungary has received such consent; and

(ii)                                  Each Underwriter represents and agrees that except for any “free writing prospectus’’ (as defined by Rule 405 under the Act) containing customary information and prepared by the Underwriters for use by the Underwriters on Bloomberg screens or similar communications and which is not (x) an Issuer Free Writing Prospectus or (y) a free writing prospectus required to be filed by Hungary with the Commission or retained by Hungary under Rule 433 other than a free writing prospectus containing the information contained in the final term sheet prepared and filed pursuant to Section 5(d) hereto, it has not made and will not make any offer relating to the Securities that would constitute a free writing prospectus without the prior consent of Hungary, which consent shall not be unreasonably withheld; provided that the prior consent of Hungary shall be deemed to have been given in respect of the Free Writing Prospectuses included in Schedule III to the applicable Pricing Agreement or any Supplemental Issuer Information included in Schedule IV to the applicable Pricing Agreement.

(b)                                 Hungary has complied and will comply with the requirements of Rule 433 under the Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission, retention where required and legending; and

(c)                                  Hungary agrees that if at any time following issuance of an Issuer Free Writing Prospectus any event occurred or occurs as a result of which such Issuer Free Writing Prospectus would conflict with the information in the Registration Statement, the Preliminary Prospectus, Final Prospectus and Base Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, Hungary will give prompt notice thereof to the Representatives and, if requested by the Representatives, will prepare and furnish without charge to each Underwriter an Issuer Free Writing Prospectus or other document which will correct such conflict, statement or omission; provided, however, that this representation and warranty shall not apply to any statements or omissions in an Issuer Free Writing Prospectus made in reliance upon and in conformity with information furnished in writing to Hungary by any Underwriter of Designated Securities through the Representatives expressly for use therein.

13.                               Notices. In all dealings hereunder, the Representatives of the Underwriters of Designated Securities shall act on behalf of each of such Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by such Representatives jointly or by such of the Representatives, if any, as may be designated for such purpose in the Pricing Agreement.

All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail or facsimile transmission to the address of the Representatives as set forth in the Pricing Agreement; and if to Hungary shall be delivered or sent by mail, facsimile transmission or telex to the Government Debt Management Agency Private Company Limited by Shares, Csalogány u. 9-11, H-1027 Budapest, Hungary, Attention: Mr. Laszló Búzás, telephone +36-1-488-9420, telecopier +36-1-488-9425; provided, however, that any notice to an Underwriter pursuant to Section 8(c) hereof shall be delivered or sent by mail or facsimile transmission to such Underwriter at its address set forth in Schedule V to the applicable Pricing Agreement, which address will be supplied to Hungary by the Representatives upon request.  Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

14.                               Successors. This Agreement and each Pricing Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, Hungary and, to the extent provided in Section 8 and Section 10 hereof, each person who controls any Underwriter and any person who signed the Registration Statement or any post-effective amendment thereto, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement or any such Pricing Agreement.  No purchaser of any of the Securities from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

15.                               Fiduciary Duty. Hungary hereby acknowledges that (i) the purchase and sale of the Securities pursuant to this Agreement is an arm’s-length commercial transaction between Hungary, on the one hand, and the Underwriters and any Representative through which it may be acting, on the other, (ii) the Underwriters are acting as principal and not as an agent or fiduciary of Hungary and (iii) Hungary’s engagement of the Underwriters in connection with the offering and the process leading up to the offering is as independent contractors and not in any other capacity.  Furthermore, Hungary agrees that it is solely responsible for making its own judgments in connection with the offering (irrespective of whether any of the Underwriters has advised or is currently advising Hungary on related or other matters).  Hungary agrees that it will not claim that the Underwriters have rendered advisory services of any nature or respect, or owe an agency, fiduciary or similar duty to Hungary, in connection with such transaction or the process leading thereto.

16.                               Obligation Currency. The obligation of the parties to make payments hereunder is in U.S. dollars (the “Obligation Currency’’) and such obligation shall not be discharged or satisfied by any tender or recovery pursuant to any judgment expressed in any currency other than the Obligation Currency or any other realization in such other currency, whether as proceeds of set-off, security, guarantee, distributions, or otherwise, except to the extent to which such tender, recovery or realization shall result in the receipt by the party which is to receive such payment of the full amount of the Obligation Currency expressed to be payable hereunder.  The party liable to make such payment agrees to indemnify the party which is to receive such payment for the amount (if any) by which such receipt shall exceed the full amount of the Obligation Currency, and, in each case, such obligation shall not be affected by judgment being obtained for any other sums due under this Agreement.  The parties agree that the rate of exchange which shall be used to determine if such tender, recovery or realization shall result in the receipt by the party which is to receive such payment of the full amount of the Obligation Currency expressed to be payable hereunder shall be the noon buying rate in New York City for cable transfers in such foreign currency as certified for customs purposes by the Federal Reserve Bank of New York for the business day preceding that on which the judgment becomes a final judgment or, if such noon buying rate is not available, the rate of exchange shall be the rate at which in accordance with normal banking procedures the Underwriters could purchase United States dollars with such foreign currency on the business day preceding that on which the judgment becomes a final judgment.

17.                               Authorized Agent. Hungary hereby appoints the Economic and Trade Commissioner of Hungary in New York, 223 East 52nd Street, New York, New York 10022, as its authorized agent (the “Authorized Agent’’) upon whom process may be served in any action arising out of or based upon this Agreement or the Pricing Agreement with respect to any

Designated Securities which may be instituted in any State or Federal court in The City of New York by any Underwriter or by any persons controlling such Underwriter, and Hungary hereby irrevocably submits to the jurisdiction of any such court in respect of any such action.  Hungary hereby irrevocably waives any immunity to service of process and any objection to venue in respect of any such action to which it might otherwise be entitled in any action arising out of or based on this Agreement or such Pricing Agreement which may be instituted by any Underwriter or by any persons controlling such Underwriter in any such court or in any competent court in Hungary, and Hungary waives any right to which it may be entitled on account of residence or domicile.  Such appointment shall be irrevocable so long as any Designated Security remains outstanding unless and until the Office of the Trade Commissioner ceases to be able to act as Authorized Agent or ceases to have an address in the United States, at which time Hungary will appoint another person in The City of New York, selected in its discretion, as such Authorized Agent.  Prior to the Time of Delivery for such Designated Securities, Hungary shall obtain the acceptance of the Office of the Trade Commissioner to the appointment as such Authorized Agent, a copy of which acceptance it shall provide to the Representatives.  Hungary shall take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment or appointments in full force and effect as aforesaid.  Service of process upon the Authorized Agent at the address indicated above, as such address may be changed within The City of New York by notice given by the Authorized Agent to each party hereto, shall be deemed, in every respect, effective service of process upon Hungary.  Notwithstanding the foregoing, any action arising out of or based on the Securities may be instituted by any Underwriter or any persons controlling such Underwriter in any competent court in Hungary.  Hungary hereby irrevocably waives any immunity from jurisdiction (including sovereign immunity but not any immunity from execution or attachment or process in the nature thereof) to which it might otherwise be entitled in any action arising out of or based on this Agreement or such Pricing Agreement which may be instituted by any Underwriter or any persons controlling such Underwriter in any State or Federal court in The City of New York or in any competent court in Hungary.  Such waiver constitutes only a limited and specific waiver for the purposes of this Agreement, the Fiscal Agency Agreement or the Designated Securities and under no circumstances shall it be interpreted as a general waiver by Hungary or a waiver with respect to proceedings unrelated to this Agreement, the Fiscal Agency Agreement or the Designated Securities. Neither such appointment nor such waiver shall be interpreted to include a waiver of any immunity with respect to: (i) actions brought against Hungary under U.S. State or Federal securities laws; (ii) present or future “premises of the mission” as defined in the Vienna Convention on Diplomatic Relations signed in 1961; (iii) “Consular premises” as defined in the Vienna Convention on Consular Relations signed in 1963; (iv) any other property or assets used solely or mainly for official state purposes in Hungary or elsewhere; (v) military property or military assets or property or assets of Hungary related thereto; or (vi) any non-transferable national assets and national assets with priority importance as defined in or in accordance with applicable Hungarian laws..

18.                               Time of the Essence. Time shall be of the essence of each Pricing Agreement.  As used herein, “business day’’ shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in The City of New York or London, England.

19.                               Applicable Law. This Agreement and each Pricing Agreement shall be governed by and construed in accordance with the laws of the State of New York;

20.                               Counterparts. This Agreement and each Pricing Agreement may be executed by any one or more of the parties hereto and thereto in any number of counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument.

21.                               Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.

Very truly yours,

HUNGARY

Represented by its Minister for National Economy

By:	/s/ István Töröcskei
Name: István Töröcskei
Title: Chief Executive Officer of the Government Debt Management Agency Pte Ltd. of Hungary as attorney for Hungary represented by its Minister for National Economy

ANNEX I

Form of Pricing Agreement

[Names of [Representatives][Underwriters] [choose “Underwriters” if not using (a) Representative(s)]
[As Representatives of the several][delete if not using (a) Representative(s)]
Underwriters named in Schedule I hereto,

[c/o [Representative]][delete if not using (a) Representative(s)]

[address(es)]

[DATE]

Dear Sirs:

Hungary proposes, subject to the terms and conditions stated herein and in the Underwriting Agreement, dated September 17, 2013 (the “Underwriting Agreement’’), to issue and sell to the Underwriters named in Schedule I hereto (the “Underwriters’’) the Securities specified in Schedule II hereto (the “Designated Securities’’).  Each of the provisions of the Underwriting Agreement is incorporated herein by reference in its entirety, and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein; and each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Pricing Agreement, except that each representation and warranty which refers to the Preliminary Prospectus, Final Prospectus and Base Prospectus in Section 2 of the Underwriting Agreement shall be deemed to be a representation or warranty as of the date of the Underwriting Agreement in relation to the Preliminary Prospectus, Final Prospectus and Base Prospectus  (as therein defined), and also a representation and warranty as of the date of this Pricing Agreement in relation to the Preliminary Prospectus, Final Prospectus and Base Prospectus as amended or supplemented relating to the Designated Securities which are the subject of this Pricing Agreement.  Each reference to the [Underwriters][Representatives][choose “Underwriters” if not using (a) Representative(s)] herein and in the provisions of the Underwriting Agreement so incorporated by reference shall be deemed to refer to you.  Unless otherwise defined herein, terms defined in the Underwriting Agreement are used herein as therein defined.  [The Representatives designated to act on behalf of the Representatives and on behalf of each of the Underwriters of the Designated Securities pursuant to Section 13 of the Underwriting Agreement and the address(es) of the Representatives referred to in such Section 13 are set forth at the end of Schedule II hereto.][delete if not using (a) Representative(s)]

An amendment to the Registration Statement, or a supplement to the Preliminary Prospectus, Final Prospectus and Base Prospectus, as the case may be, relating to the Designated Securities, in the form heretofore delivered to you is now proposed to be filed with the Commission.

Subject to the terms and conditions set forth herein and in the Underwriting Agreement incorporated herein by reference, Hungary agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from Hungary, at [the offices of Clifford Chance US LLP][insert other place] on [insert settlement date] or such other time and place as shall be agreed upon by Hungary and the Underwriters (such time and date being the “Time of Delivery” for purposes of Clause 4 of the Underwriting Agreement), and at the purchase price to the Underwriters of [insert percentage of face value at which Underwriters are purchasing] of the principal amount of the Notes, the principal amount of Designated Securities set forth opposite the name of such Underwriter in Schedule I hereto.

[By designation of you to accept this Pricing Agreement on behalf of each of the Underwriters,] [E][e]ach of the Underwriters hereby represents and warrants to, and agrees with Hungary to, the effect of the selling restrictions set forth under the section “Underwriting—Notice to Investors” of the Preliminary Prospectus and the Final Prospectus, each of which selling restrictions are incorporated herein by reference in their entirety.

Set forth in Schedule III hereto is a complete list of Issuer Free Writing Prospectuses used in connection with offers relating to the Designated Securities.

Set forth in Schedule IV hereto is a complete list of Supplemental Issuer Information.

Set forth in Schedule V hereto are the addresses of the Underwriters for notices pursuant to this Pricing Agreement and the Underwriting Agreement.

The term “Applicable Time,” as used in the Underwriting Agreement, shall mean [•] [a.m.][p.m.] [New York City] time on the date of this Pricing Agreement.

[The provisions of the Underwriting Agreement incorporated herein by reference are hereby amended as follows: [insert if applicable]

1.              [[•]]

2.              [[•]]

If the foregoing is in accordance with your understanding, please sign and return to us [•] counterparts hereof, and upon acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof, including the provisions of the Underwriting Agreement incorporated herein by reference, shall constitute a binding agreement between each of the Underwriters and Hungary.  [It is understood that your acceptance of this letter on behalf of each of the Underwriters is or will be pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to Hungary for examination upon request, but without warranty on the part of the Representatives as to the authority of the signers thereof.][delete if not using (a) Representative(s)]

Very truly yours,

HUNGARY

Represented by its Minister for National Economy

By:
Name: István Töröcskei
Title: Chief Executive Officer of the Government Debt Management Agency Pte Ltd. of Hungary as attorney for Hungary represented by its Minister for National Economy

Accepted as of the date hereof:

[Names of [Representativ(es)][Underwriter]]

[On behalf of each of the Underwriters][delete if not using (a) Representative(s)]

By:
Name:
Title:

SCHEDULE I

Underwriter	Principal Amount of Designated Securities to be Purchased
[Names of Underwriters]	$

Total	$

SCHEDULE II

Filed Pursuant to Rule 433

Registration No. 333-

[•],[•]

PRICING TERM SHEETS

[•]% Notes due
Issuer:	Hungary
Format:	Registered
Security:	[•]% Notes due
Size:	$[•]
Maturity Date:	[•],
Coupon:	[•]%
Interest Payment Dates:	[•] and [•], commencing [•],
Day Count Convention:	[ISMA — 30/360][other]
Price to Public:	[•]%
Benchmark Treasury:	[•]
Benchmark Treasury Yield:	[•]%
Spread to Benchmark Treasury:	+ [•] bps
Yield:	[•]%
Make-Whole Call:	[•]
Expected Settlement Date (T+[•]):	[•],[•]
CUSIP:	[•]
ISIN:	[•]
Anticipated Ratings:	[[•] by Moody’s Investors Service, Inc.]
[[•] by Standard & Poor’s Ratings Services]
[[•] by Fitch Ratings, Ltd.]
Joint Book-Running Managers:

Co-Managers:
Form:

[The Notes will be book-entry securities in fully registered form, without coupons, registered in the name of Cede & Co., as nominee of DTC, in minimum denominations of US$[2,000] and integral multiples thereof.]

Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering.

You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling [                                  ] toll free at [                        ].

[Representative(s):

[insert]

Address(es):

[insert]][delete if not using (a) Representative(s)]

SCHEDULE III

Issuer Free Writing Prospectuses

SCHEDULE IV

Supplemental Issuer Information

SCHEDULE V

Addresses for Notices